EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form F-1 of QinHong International Group and subsidiaries of our report dated October 23, 2023 with respect to our audits of the consolidated financial statements of QinHong International Group as of June 30, 2023 and 2022, and for each of the years in the two-year period ended June 30, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

October 23, 2023